Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Genesis Microchip Inc.
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-129624, 333-120136, 333-110881, 333-109719, 333-109178, 333-102161, 333-83170, 333-51001, 333-70469, 333-81413, 333-94235, 333-96291, 333-42862, 333-52868, 333-65700 and 333-76286) of Genesis Microchip Inc. or its predecessor, Genesis Microchip Incorporated, of our reports dated June 12, 2006, with respect to the consolidated balances sheets of Genesis Microchip Inc. as at March 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2006, and with respect to management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 and the effectiveness of internal control over financial reporting as of March 31, 2006, which reports appear in the March 31, 2006 Annual Report on Form 10-K of Genesis Microchip Inc.
/s/ KPMG LLP
Toronto, Canada
June 12, 2005